EXHIBIT A


FUNDS                                                         EFFECTIVE DATE

FIRST TRUST DOW JONES SELECT MICROCAP INDEX(SM) FUND          SEPTEMBER 24, 2005

FIRST TRUST VALUE LINE(R) ARITHMETIC INDEX FUND

FIRST TRUST MORNINGSTAR(R) DIVIDEND LEADERS(SM) INDEX FUND    MARCH 15, 2006

FIRST TRUST NASDAQ-100 EQUAL WEIGHTED INDEX(SM) FUND          APRIL 25, 2006

FIRST TRUST NASDAQ-100-TECHNOLOGY SECTOR INDEX(SM) FUND       APRIL 25, 2006

FIRST TRUST IBBOTSON CORE U.S. EQUITY ALLOCATION INDEX FUND

FIRST TRUST IPOX-100 INDEX FUND                               APRIL 13, 2006

FIRST TRUST AMEX(R) BIOTECHNOLOGY INDEX FUND                  JUNE 23, 2006

FIRST TRUST DB STRATEGIC VALUE INDEX FUND                     JULY 11, 2006

FIRST TRUST DOW JONES INTERNET INDEX(SM) FUND                 JUNE 23, 2006

FIRST TRUST NASDAQ-100 EX-TECHNOLOGY SECTOR INDEX(SM) FUND    FEBRUARY 14, 2007

FIRST TRUST  NASDAQ(R)  CLEAN EDGE(R) U.S. LIQUID SERIES      FEBRUARY 14, 2007
INDEX FUND

FIRST TRUST VALUE LINE(R) EQUITY ALLOCATION INDEX FUND        OCTOBER 13, 2006

FIRST TRUST VALUE LINE(R) DIVIDEND INDEX FUND                 OCTOBER 13, 2006

FIRST TRUST S&P REIT INDEX FUND                               MAY 4, 2007

FIRST TRUST ISE-REVERE NATURAL GAS INDEX FUND                 MAY 7, 2007

FIRST TRUST ISE WATER INDEX FUND                              MAY 7, 2007

FIRST TRUST ISE CHINDIA INDEX FUND                            MAY 7, 2007

FIRST TRUST VALUE LINE(R) 100 EXCHANGE-TRADED FUND            MARCH 21, 2007